                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            HBO & COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                                                                PRELIMINARY COPY

                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

To the Stockholders of HBO & Company:

    Notice is hereby given that the Annual Meeting of Stockholders of HBO & Company will be held on Tuesday, May 12, 1998, at 9:00 A.M., local time, at the offices of the Company at 301 Perimeter Center North, Atlanta, Georgia 30346, for the following purposes:

        1. To elect a Board of Directors consisting of seven members to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

        2. To approve the Amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 250,000,000 shares to 1,000,000,000.

        3. To approve the HBO & Company 1998 Employee Discount Stock Purchase Plan.

        4. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1998.

        5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    Only stockholders of record at the close of business on March 31, 1998, shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Whether or not you plan to attend the meeting in person, please sign, date and mail your proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By order of the Board of Directors,

                                          Jay P. Gilbertson
                                          SECRETARY

April 3, 1998

                IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
                        COMPLETED AND RETURNED PROMPTLY

                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of HBO & Company (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held on May 12, 1998. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 3, 1998.

    Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by executing a later dated proxy. All shares represented by effective proxies will be voted as specified therein, or, if no direction is indicated, they will be voted in favor of each of the proposals set forth in the notice attached hereto, all of which are more fully described herein.

    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide the action proposed on each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the proposed amendment of the Certificate of Incorporation, which must be approved by holders of a majority of the outstanding shares of Common Stock, and the election of Directors. Abstentions and broker "nonvotes" will be counted as present in determining whether the quorum requirement is satisfied. A broker "nonvote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal except with respect to the election of Directors, in which case abstentions will have no effect. Broker "nonvotes" are not counted for purposes of determining whether a proposal has been approved.

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview, but will not be compensated for such solicitation. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $9,000 plus expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so. Only stockholders of record as of March 31, 1998, are entitled to vote at the meeting. The number of shares of Common Stock outstanding and entitled to vote
as of March 31, 1998, was [      ]. Each share is entitled to one vote. All
share and per share amounts have been restated to reflect the 1997 stock split effected in the form of a stock dividend.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company currently provide that the Board of Directors shall consist of not less than three nor more than fifteen Directors, subject to increase or decrease in such number within legal limits by action of the Board of Directors or the stockholders. There are presently seven Directors. Directors shall be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

    In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will proxies be voted for more than seven nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected. Each nominee is currently a Director of the Company.

    The following sets forth as of March 1, 1998, certain biographical information and business experience for the past five years for each of the nominees:

ALFRED C. ECKERT III           Mr. Eckert, age 50, has been President of Greenwich Street
                               Capital Partners, Inc., a private investment firm, since
                               January 1994 and has been a Principal of Greycliff Partners, a private investment firm, since December 1991. Mr. Eckert is a Director of Day International, Inc., Georgia Gulf
                               Corporation and Telex Corporation. He has been a Director of the Company since 1990.
PHILIP A. INCARNATI            Mr. Incarnati, age 43, has been President and Chief
                               Executive Officer of McLaren Health Care Corporation, a
                               fully-integrated healthcare delivery system, since June
                               1989. He has been a Director of the Company since 1995.
ALTON F. IRBY III              Mr. Irby, age 58, has been Deputy Chairman of NatWest
                               Markets Global Corporate Advisory Limited, since October
                               1996, when it acquired J.O. Hambro Magan Irby & Co. and has served as Chief Executive since August 1997. Mr. Irby had
                               been a Founding Partner in J.O. Hambro Magan Irby & Co.
                               since its formation in 1988 and had served as Deputy
                               Chairman since March 1994. He has been a Director of the
                               Company since 1990.
GERALD E. MAYO                 Mr. Mayo, age 65, has served as Chairman and, until January
                               1996, as President of Midland Financial Services, Inc., the
                               holding company for The Midland Life Insurance Company which is the successor to The Midland Mutual Life Insurance
                               Company, a life insurance and annuities company, since
                               December 1994. Mr. Mayo served the predecessor company in
                               similar capacities for over five years. Mr. Mayo is a
                               Director of The Columbia Gas System, Inc. and Borror
                               Corporation. He has been a Director of the Company since
                               1991.
CHARLES W. MCCALL              Mr. McCall, age 54, has been President, Chief Executive
                               Officer and a Director of the Company since January 1991 and has served as Chairman of the Board of Directors since
                               February 1998. Mr. McCall is also a Director of AMERIGROUP
                               Corporation, EIS International, Inc., and WestPoint Stevens
                               Inc.
JAMES V. NAPIER                Mr. Napier, age 61, has served as the Chairman of the Board of Directors of Scientific-Atlanta, Inc., a communications equipment manufacturer, since November 1992 and served as
                               Acting Chief Executive Officer from December 1992 to July
                               1993. Mr. Napier has

                               been a private investor for more than five years. Mr. Napier is a Director of Engelhard Corporation, Intelligent Systems
                               Corporation, Vulcan Materials Corporation, Personnel Group
                               of America, Inc. and Westinghouse Air Brake Company. He has
                               been a Director of the Company since 1981.
DONALD C. WEGMILLER            Mr. Wegmiller, age 59, has been President and Chief
                               Executive Officer of Management Compensation
                               Group/HealthCare Compensation, an executive and physician
                               compensation consulting firm, since April 1993. He was Vice
                               Chairman and President of HealthSpan Health Systems
                               Corporation from November 1992 to April 1993. Mr. Wegmiller is a Director of Medical Graphics Corporation, Possis
                               Medical Corporation, Minnesota Power & Light Company,
                               SelectCare, Inc. and Lec Tec Corporation. He has been a
                               Director of the Company since 1988.

    During the year ended December 31, 1997, the Board of Directors held four meetings and two telephonic meetings. The Company has an Audit Committee, a Stock Option and Compensation Committee and an Executive Committee. The Audit Committee, comprised of Messrs. Incarnati, Napier, and Wegmiller, is responsible for recommending to the Board of Directors the independent public accountants to be retained for the year. The Audit Committee met twice during 1997 with the independent auditors and the Company's management to review internal accounting controls, audit plans and results, and accounting principles and practices. The Stock Option and Compensation Committee, comprised of Messrs. Eckert, Irby, and Mayo, met twice during 1997. The Stock Option and Compensation Committee makes recommendations to the Board of Directors concerning the compensation to be paid to all executive officers and Directors and administers the Company's stock option plans. During 1997, the Executive Committee, which acts in the absence of the Board of Directors, held no meetings. The members are Messrs. McCall and Napier and Mr. Holcombe T. Green also served as a member until his resignation from the Board of Directors. The Company has designated a Nominating Committee composed of Messrs. McCall and Napier. The Nominating Committee will have the responsibility to make recommendations for Board membership, rotation and retirement and will serve as the committee responsible for the Board policy and corporate governance matters. Inasmuch as the Nominating Committee has not yet met, no procedures regarding recommendations of nominees by stockholders to such committee have been adopted. The Company has no other standing committees. During 1997, with the exception of Mr. Irby who missed one meeting and a telephonic meeting, no member of the Board of Directors attended fewer than 75% of the total of the meetings of the Board of Directors and the committees of which he was a member. Officers are appointed by and serve at the pleasure of the Board of Directors. No Director or officer is related to any other Director or officer of the Company. On February 10, 1998 Mr. Holcombe T. Green resigned as Chairman of the Board and, effective February 28, 1998, resigned as a Director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

                           COMPENSATION OF DIRECTORS

    During 1997, Directors who were not officers of the Company received a retainer of $5,000 per quarter and $1,000 for each Board and/or committee meeting attended, with the exception of the former Chairman, Mr. Green, who received $11,000 per quarter plus $1,000 for each Board meeting attended. In addition, nonemployee Directors received annual grants of options to purchase 20,000 shares of Common Stock upon re-election. During 1997, no fees were paid to any Director who was employed by the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 1, 1998, certain information with respect to all stockholders known to the Company to beneficially own more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by each Director of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and all Directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them and beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

                                                           AMOUNT AND NATURE
NAME AND ADDRESS                                             OF BENEFICIAL       PERCENT
OF BENEFICIAL OWNER                                            OWNERSHIP        OF CLASS
---------------------------------------------------------  ------------------  -----------
American Express Financial Corporation...................       10,726,428(1)         5.0%
  200 Vesey Street
  New York, New York 10285
FMR Corp.................................................       11,466,215(2)         5.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Putnam Investments, Inc..................................       16,951,766(3)         7.9%
  One Post Office Square
  Boston, Massachusetts 02109
Alfred C. Eckert III.....................................            1,000(4)       *
Philip A. Incarnati......................................           40,000(5)       *
Alton F. Irby III........................................           86,000(6)       *
Gerald E. Mayo...........................................          164,000(5)       *
Charles W. McCall........................................        2,081,105            1.0%
James V. Napier..........................................          146,076(7)       *
Donald C. Wegmiller......................................           10,000(5)       *
Jay P. Gilbertson........................................           94,176(8)       *
Albert J. Bergonzi.......................................            2,216          *
Russell G. Overton.......................................           47,715(9)       *
Jay M. Lapine............................................           17,901(10)      *
All Directors and Officers as a Group (11 persons).......        2,690,189(11)        1.3%

------------------------

*   Less than 1%

(1) According to the joint Schedule 13G as of December 31, 1997 of American Express Company and American Express Financial Corporation, each have shared voting power with respect to 4,380,528 shares and shared dispositive power with respect to all of such shares, although American Express Company disclaims beneficial ownership of all such shares.

(2) According to the Schedule 13G as of December 31, 1997, of FMR Corp. ("FMR"), FMR has sole dispositive power with respect to all of such shares and sole voting power with respect to 655,951 shares.

(3) According to the joint Schedule 13G as of December 31, 1997, of Putnam Investments, Inc., ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 2,009,400 and 2,883,580 of such shares, respectively, PIM has shared dispositive power with respect to 14,068,186 of such shares and PI has shared voting and shared dispositive power with respect to 2,009,400 and 16,951,766 of such shares, respectively.

(4) Represents shares held by Mr. Eckert's wife's IRA.

(5) Represents shares that may be acquired through the exercise of presently exercisable stock options.

(6) Includes 80,000 shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 100,000 shares that may be acquired through the exercise of presently exercisable stock options.

(8) Includes 75,456 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 12,005 shares that may be acquired through the exercise of presently exercisable stock options.

(10) Includes 17,200 shares that may be acquired through the exercise of presently exercisable stock options.

(11) Includes 498,661 shares that may be acquired through the exercise of presently exercisable stock options.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company believes all stock transaction reports for 1997 required to be filed with the Securities and Exchange Commission were timely filed by officers and Directors of the Company, except as follows. One report relating to one transaction by Russell G. Overton and one report relating to two transactions by Mr. McCall were filed late in 1997. In addition, a report regarding a gift by Mr. McCall in 1996 was not timely filed.

                             EXECUTIVE COMPENSATION

    CASH COMPENSATION. The following tables set forth certain information as to the Chief Executive Officer and the four most highly compensated executive officers of the Company at December 31, 1997 whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                              AWARDS
                                                                     -------------------------
                                                                                   SECURITIES
                                               ANNUAL COMPENSATION    RESTRICTED   UNDERLYING
NAME AND                                      ---------------------     STOCK        OPTIONS       ALL OTHER
  PRINCIPAL POSITION                 YEAR     SALARY($)   BONUS($)   AWARDS($)(1)    SARS(#)    COMPENSATION($)
---------------------------------  ---------  ---------  ----------  ------------  -----------  ----------------
Charles W. McCall                       1997    575,000   1,150,000          N/A      250,000          49,903(2)
  President and                         1996    525,000   1,050,000          N/A      200,000          95,573
  Chief Executive Officer               1995    520,833     669,375      118,125      200,000          34,537

Jay P. Gilbertson                       1997    310,000     316,200       55,800      500,000          13,066(3)
  President, Co-Chief Operating         1996    245,417     176,800       31,171      150,000          12,732
  Officer,                              1995    175,110      85,680       15,120      180,000           4,500
  Chief Financial Officer,
  Treasurer,
  Principal Accounting Officer
  and Secretary

Albert J. Bergonzi                      1997    310,000     110,670       19,530      500,000          25,571(4)
  President and                         1996    245,416     171,408       30,230      150,000          21,672
  Co-Chief Operating Officer            1995    156,938      81,845       14,443      210,000           8,833

Russell G. Overton                      1997    180,417     124,100       21,900       40,000          17,448(5)
  Senior Vice President-                1996    168,333     115,600       20,349       25,000          16,160
  Business Development                  1995    158,333      65,280       11,520       20,000           7,302

Jay M. Lapine                           1997   160,000       84,080       14,837       50,000           6,801(6)
  Senior Vice President,                1996   104,829       44,393        7,822       65,000           3,951
  General Counsel and                   1995     N/A
  Assistant Secretary

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The dollar value of restricted stock awards for 1997 is calculated by multiplying $51.8750, the closing market price of the Company's Common Stock on The Nasdaq Stock Market on February 10, 1998, the date of the grant, by the number of shares awarded, including 1,054, 368, 413 and 280, shares of restricted stock for Messrs. Gilbertson, Bergonzi, Overton and Lapine, respectively. Such restricted stock will vest fully in two years. Dividends will be paid in accordance with regular quarterly dividends to stockholders of record. The aggregate number of shares of restricted stock held at December 31, 1997, by Messrs. Gilbertson, Bergonzi, Overton and Lapine was 1,744, 1,680, 1,212, and 382, respectively, and the value of such shares on the date of grant (based upon the closing market price of the Company's Common Stock) was $83,712, $80,640, $58,176 and $18,336, respectively.

(2) Represents $14,856 annual premium paid by the Company on $1,000,000 term life insurance policy; $4,800 in contributions by the Company to the HBO & Company Profit Sharing and Savings Plan, a defined contribution plan (the "Profit Sharing Plan"); $26,250 in contributions by the Company to the HBO & Company Key Employee Supplemental Retirement Plan, a defined contribution nonqualified plan ("SERP"), as well as $3,997 in interest under the SERP.

(3) Represents $4,800 in contributions by the Company to the Profit Sharing Plan and $8,266 (representing stock award of 250 shares).

(4) Represents $4,800 in contributions by the Company to the Profit Sharing Plan, $12,039 in contributions by the Company to the SERP, as well as $1,194 in interest under the SERP and $7,538 (representing stock award of 228 shares).

(5) Represents $4,800 in contributions by the Company to the Profit Sharing Plan, $4,244 in contributions by the Company to the SERP, as well as $667 in interest under the SERP and $7,737 (representing stock award of 234 shares).

(6) Represents $4,800 in contributions by the Company to the Profit Sharing Plan and $2,001 in contributions by the Company to the SERP.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                              -----------------------------------------
                                                               % OF TOTAL
                                                NUMBER OF     OPTIONS/SARS
                                               SECURITIES      GRANTED TO     EXERCISE                    GRANT
                                               UNDERLYING       EMPLOYEES      OR BASE                     DATE
                                              OPTIONS/SARS      IN FISCAL       PRICE     EXPIRATION     PRESENT
NAME                                           GRANTED (#)        YEAR         ($/SH)        DATE      VALUE ($)(6)
--------------------------------------------  -------------  ---------------  ---------  ------------  ------------
Charles W. McCall (1)                             250,000           6.15%       42.00    11-11-2007       6,620,000
Jay P. Gilbertson (2)                             500,000          12.31%       42.00    11-11-2007      13,240,000
Albert J. Bergonzi (3)                            500,000          12.31%       42.00    11-11-2007      13,240,000
Russell G. Overton(4)                              40,000           1.00%       29.4062  02-11-2007         747,200
Jay M. Lapine (5)                                  50,000           1.23%       42.00    11-11-2007       1,324,000

------------------------

(1) Option for 250,000 shares becomes exercisable in increments of 50,000 shares on November 11, 1998 through 2002.

(2) Option for 500,000 shares becomes exercisable in increments of 100,000 shares on November 11, 1998 through 2002.

(3) Option for 500,000 shares becomes exercisable in increments of 100,000 shares on November 11, 1998 through 2002.

(4) Option for 40,000 shares becomes exercisable in increments of 8,000 shares on February 11, 1998 through 2002.

(5) Option for 50,000 shares becomes exercisable in increments of 10,000 shares on November 11, 1998 through 2002.

(6) The present value was calculated using the Black-Scholes methodology. The Company's future stock performance will not necessarily be consistent with such valuation. The assumptions used to determine the value are as follows:

                                                              CHARLES       JAY P.      ALBERT J.   RUSSELL G.   JAY M.
                                                             W. MCCALL    GILBERTSON    BERGONZI     OVERTON     LAPINE
                                                           -------------  -----------  -----------  ----------  ---------
Fair Market Value On Grant Date                              $   42.00     $   42.00    $   42.00   $  29.4062  $   42.00
Exercise Dates                                                   *             *            *           *           *
Risk-Free Rate (10-Year U.S. Treasury Strip as of Grant           6.02%         6.02%        6.02%        6.56%      6.02%
  Date)
Volatility (5-Year Closing Price Volatility)                      0.43          0.43         0.43         0.43       0.43
Annual Dividend Yield/Share                                       0.19%         0.19%        0.19%        0.27%      0.19%
Discount For Forfeitures                                             0%            0%           0%           0%         0%
Discount For Non-transferability                                     0%            0%           0%           0%         0%

------------------------

* On expiration date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                       SECURITIES                VALUE OF
                                                                       UNDERLYING              UNEXERCISED
                                                                       UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS/             OPTIONS/SARS AT
                                        SHARES                       SARS AT FY-END             FY-END($)
                                       ACQUIRED        VALUE          EXERCISABLE/             EXERCISABLE/
NAME                                ON EXERCISE(#)  REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----------------------------------  --------------  ------------  ---------------------  ------------------------
Charles W. McCall                       2,080,000     49,683,728            -0-/810,000            -0-/14,224,171
Jay P. Gilbertson                         152,000      4,334,561       60,000/1,020,000      1,114,846/17,201,764
Albert J. Bergonzi                        247,200      5,234,111          -0-/1,004,800            -0-/16,092,170
Russell G. Overton                         30,000        711,183          4,000/136,000          71,656/3,859,572
Jay M. Lapine                              15,200        232,600         14,000/163,600         264,797/2,649,897

    CHANGE IN CONTROL ARRANGEMENTS. The Company has one compensatory arrangement with its executive officers that will result from a change in control of the Company. Under the stock option agreements ("Option Agreements") with each of the Company's executive officers named in the table under "Summary Compensation Table" ("Optionees"), in the event there is a Change of Control (as defined below) of the Company and either (i) the Optionee's employment by the Company is terminated involuntarily by the Company or (ii) the Optionee terminates his employment with the Company for Good Reason (as such term is defined below), then the Option Agreement shall not terminate but rather the Optionee shall have the immediate right to exercise the option with respect to all shares granted pursuant thereto at any time, whether or not then otherwise exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values." Further, should such Change of Control result in the termination of the Option Agreement without the simultaneous conversion of the option into options to purchase like stock of the Company or a corporation acquiring or succeeding to the rights of the Company in such Change of Control, upon terms substantially similar to those described therein, the option shall vest immediately. Generally, "Change of Control" includes certain tender offers, the sale of substantially all of the Company's assets, acquisition by any person of 40% or more of the outstanding voting securities of the Company and certain changes in the membership or composition of the Board of Directors of the Company.

    Generally, termination by an Optionee for "Good Reason" following a Change of Control includes certain changes in the Optionee's duties, certain salary reductions or cessation of bonus plans in which the Optionee participates, certain relocations or failure of the Company to continue in effect certain benefit and compensation plans.

               REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

    The Stock Option and Compensation Committee (the "Committee") believes the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes a significant portion of compensation should be incentive-based. In addition, the Committee believes it is important to reward not only individual performance and achievement, but also to focus on overall corporate results. This latter objective serves the dual purposes of encouraging teamwork among executives and also supports the Company's objective of creating stockholder value.

ELEMENTS OF THE PROGRAM

    Total executive compensation consists of three key components: base salaries, short-term incentive compensation ("Management Incentive Plan"), and long-term incentives (Stock Options). Compensation objectives vary by component of pay. Each of these elements, and the Company's competitive objective for that element, is described in more detail below.

BASE SALARIES

    For 1997, base salaries for all executive officers other than the CEO were targeted at the size-adjusted market median (50th percentile). For this purpose, the "market" consisted of a group of computer software and hardware companies whose businesses are considered somewhat similar to the Company's and with whom the Company competes for executive talent. These companies are different from those included in the stock price performance graph elsewhere in this proxy statement since the Company believes the market for executive talent extends to a broader group of companies than those included in the stock price performance graph.

    Individual base salary increases for all executive officers other than the CEO were based on a review of this market data, the actual salaries of the executives and the CEO's recommendation. Factors considered by the CEO in making recommendations for increases included, but were not limited to, levels of responsibility, prior experience, and on-the-job performance. No specific weight was assigned to these factors. As a group, salaries for the executive officers (other than the CEO) were slightly below the size-adjusted market median of the comparable companies.

SHORT-TERM INCENTIVES

    The Management Incentive Plan (the "MIP"), which was adopted by the Committee in 1993, was designed by a third party consulting firm. This plan covers approximately 286 management personnel, including all executive officers other than the CEO (whose incentive compensation is described below). The Committee believes this plan promotes the Company's philosophy of having a substantial portion of executive pay "at-risk."

    Awards for 1997 performance under the MIP were based on achievement of Corporate Earnings Per Share (EPS) results, as well as individual performance measures. A bonus pool is funded based on whether annual EPS goals are achieved at the "threshold," "target" or "stretch" levels. The Committee believes that measuring EPS is the best way to take stockholder expectations into account in motivating executives.

    The individual performance measures for each of the named executive officers (other than the CEO) generally are financial items such as operating income, business unit revenues, etc. and also goals based on specific job responsibilities or measures related to market share. In all cases, the measures are quantifiable and measurable. "Threshold," "target" and "stretch" performance levels also are established for each individual measure. No payouts will be made if the specific goals established for each executive officer are not achieved. Weightings for each measure varied somewhat among the executives, but generally ranged from 20% to 60% for operating income and/or EPS goals, from 20% to 60% for revenue goals, and were

20% for goals related to specific job responsibilities. Based on whether the individual performance goals are achieved, and on the EPS results, actual awards may vary above or below target levels. Maximum awards are 200% of target awards.

    Payouts from the EPS bonus pool are made only to the extent that EPS results are at or above the threshold performance level. If, based on performance, the EPS pool is funded at or above a level sufficient to pay the full awards earned by each participant, those amounts are paid. However, if the EPS pool is not large enough to pay all awards otherwise earned, each participant's award is decreased on a PRO RATA basis. Then, the actual payouts to participants depend jointly on each person's success in achieving their individual goals, and on the Company's EPS results.

    Target awards for 1997 for each executive officer (other than the CEO) were set at either 40% or 60% of base salary, which is essentially at the median of the market. For 1997, EPS results were at the maximum level and thus the bonus pool was funded at the maximum level. Although individual performance among the named executive officers (other than the CEO) varied somewhat due to differences in goals, all officers earned total bonuses above target and some earned total bonuses at the maximum level.

    For all participants except the CEO, awards earned are paid eighty-five percent (85%) in cash and fifteen percent (15%) in restricted stock after year-end. Each restricted stock award is subject to forfeiture if the executive's employment is terminated other than by reason of death, disability or retirement within two years of the date of grant. The restricted stock awards were structured as an incentive to participants to maximize the long-term return to stockholders. They also are intended to encourage retention among executives considered key to the Company's success. Awards earned by the CEO are paid in cash.

LONG-TERM INCENTIVES

    In 1997, the Committee made stock option awards to all of the named executives. In making these grants, the Committee considered competitive market information on long-term incentive awards for comparable positions, existing stock holdings, each executive's individual performance, and the competitiveness of the executive's overall pay package. No specific weighting was assigned to these factors by the Committee. Because the Committee has not established a competitive objective for this component of pay, the number of shares granted to each executive was discretionary.

SPECIFICS OF CEO COMPENSATION

    The Committee considers essentially the same factors in determining the CEO's base salary increase as are considered in determining increases in base salary for other executive officers. The Committee believed that the CEO's contribution to the Company's 1996 performance was significant based on its review (without specific weighting) of such factors as revenue growth, accomplishment of strategic business objectives and EPS results. Accordingly, the Committee increased the CEO's salary from $525,000 for 1996 to $575,000 for 1997. His base compensation thus was set by the Committee at a level which the Committee considered commensurate with his performance.

    The CEO's bonus for 1997 was based solely on EPS results. The CEO's bonus target was 100% of salary in 1997, which was established to be extremely competitive with target bonuses for others in similar positions. Earnings per share for 1997 was at the maximum level required (200% of salary, or $1,150,000). This amount was paid in cash after year end.

    The CEO was granted an option to buy 250,000 shares of the Company's Common Stock. The Committee determined the size of this grant based on a review of competitive data and on its assessment of the CEO's performance during the year as measured by revenue growth, accomplishment of strategic objectives and earnings per share results. Because these factors were considered in general, they were not subject to any specific weighting.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement unless certain requirements are met. To preserve tax deductions related to executive compensation, the Company obtained stockholder approval for the HBO & Company Omnibus Stock Incentive Plan and for the terms of the Chief Executive Officer Incentive Plan which relates to the CEO's performance-based compensation through 1999.

                                          ALFRED C. ECKERT III
                                          ALTON F. IRBY III
                                          GERALD E. MAYO

                           COMPANY PERFORMANCE GRAPH

    The following graph shows a five year comparison of cumulative total returns for the Company's Common Stock, the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Computer and Data Processing Services Stocks. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                 HBO & COMPANY

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 02/26/98 including data to 12/31/97
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                                                                                           HB0 &
                                                                                                         Company
12/31/92                                                                                                  $100.0
1/29/93                                                                                                    $96.1
2/26/93                                                                                                    $83.0
3/31/93                                                                                                    $93.0
4/30/93                                                                                                    $79.4
5/28/93                                                                                                    $94.5
6/30/93                                                                                                   $105.5
7/30/93                                                                                                   $127.0
8/31/93                                                                                                   $139.7
9/30/93                                                                                                   $144.9
10/29/93                                                                                                  $153.2
11/30/93                                                                                                  $159.6
12/31/93                                                                                                  $180.4
1/31/94                                                                                                   $188.8
2/28/94                                                                                                   $183.4
3/31/94                                                                                                   $196.3
4/29/94                                                                                                   $206.1
5/31/94                                                                                                   $212.0
6/30/94                                                                                                   $198.5
7/29/94                                                                                                   $224.1
8/31/94                                                                                                   $257.5
9/30/94                                                                                                   $267.6
10/31/94                                                                                                  $255.8
11/30/94                                                                                                  $248.9
12/30/94                                                                                                  $270.9
1/31/95                                                                                                   $280.7
2/28/95                                                                                                   $303.4
3/31/95                                                                                                   $343.1
4/28/95                                                                                                   $360.9
5/31/95                                                                                                   $382.6
6/30/95                                                                                                   $430.2
7/31/95                                                                                                   $436.1
8/31/95                                                                                                   $434.2
9/29/95                                                                                                   $493.7
10/31/95                                                                                                  $558.9
11/30/95                                                                                                  $590.5
12/29/95                                                                                                  $605.6
1/31/96                                                                                                   $663.9
2/29/96                                                                                                   $782.4
3/29/96                                                                                                   $745.2
4/30/96                                                                                                   $938.9
5/31/96                                                                                                   $987.3
6/28/96                                                                                                  $1071.7
7/31/96                                                                                                   $968.9
8/30/96                                                                                                   $864.1
9/30/96                                                                                                  $1056.2
10/31/96                                                                                                  $951.4
11/29/96                                                                                                  $899.9
12/31/96                                                                                                  $939.8
1/31/97                                                                                                   $991.3
2/28/97                                                                                                   $912.1
3/31/97                                                                                                   $752.2
4/30/97                                                                                                   $847.2
5/30/97                                                                                                  $1015.4
6/30/97                                                                                                  $1090.9
7/31/97                                                                                                  $1225.6
8/29/97                                                                                                  $1134.5
9/30/97                                                                                                  $1196.5
10/31/97                                                                                                 $1378.7
11/28/97                                                                                                 $1422.3
12/31/97                                                                                                 $1522.0
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/92.

                                                                                                        Nasdaq Stock Market
                                                                                                             (US Companies)
12/31/92                                                                                                             $100.0
1/29/93                                                                                                              $102.8
2/26/93                                                                                                               $99.0
3/31/93                                                                                                              $101.9
4/30/93                                                                                                               $97.5
5/28/93                                                                                                              $103.4
6/30/93                                                                                                              $103.8
7/30/93                                                                                                              $104.0
8/31/93                                                                                                              $109.3
9/30/93                                                                                                              $112.6
10/29/93                                                                                                             $115.1
11/30/93                                                                                                             $111.7
12/31/93                                                                                                             $114.8
1/31/94                                                                                                              $118.3
2/28/94                                                                                                              $117.2
3/31/94                                                                                                              $110.0
4/29/94                                                                                                              $108.5
5/31/94                                                                                                              $108.8
6/30/94                                                                                                              $104.8
7/29/94                                                                                                              $107.0
8/31/94                                                                                                              $113.8
9/30/94                                                                                                              $113.5
10/31/94                                                                                                             $115.7
11/30/94                                                                                                             $111.9
12/30/94                                                                                                             $112.2
1/31/95                                                                                                              $112.8
2/28/95                                                                                                              $118.8
3/31/95                                                                                                              $122.3
4/28/95                                                                                                              $126.2
5/31/95                                                                                                              $129.4
6/30/95                                                                                                              $139.9
7/31/95                                                                                                              $150.2
8/31/95                                                                                                              $153.3
9/29/95                                                                                                              $156.8
10/31/95                                                                                                             $155.9
11/30/95                                                                                                             $159.5
12/29/95                                                                                                             $158.7
1/31/96                                                                                                              $159.5
2/29/96                                                                                                              $165.6
3/29/96                                                                                                              $166.1
4/30/96                                                                                                              $179.9
5/31/96                                                                                                              $188.1
6/28/96                                                                                                              $179.7
7/31/96                                                                                                              $163.7
8/30/96                                                                                                              $172.8
9/30/96                                                                                                              $186.1
10/31/96                                                                                                             $184.0
11/29/96                                                                                                             $195.4
12/31/96                                                                                                             $195.2
1/31/97                                                                                                              $209.1
2/28/97                                                                                                              $197.5
3/31/97                                                                                                              $184.6
4/30/97                                                                                                              $190.4
5/30/97                                                                                                              $212.0
6/30/97                                                                                                              $218.5
7/31/97                                                                                                              $241.5
8/29/97                                                                                                              $241.1
9/30/97                                                                                                              $255.4
10/31/97                                                                                                             $242.1
11/28/97                                                                                                             $243.3
12/31/97                                                                                                             $239.5
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/92.

                                                                                                        NASDAQ COMPUTER AND DATA
                                                                                                                 Processing Stocks
                                                                                                      SIC 7370-7379 U.S. & Foreign
12/31/92                                                                                                                    $100.0
1/29/93                                                                                                                     $104.5
2/26/93                                                                                                                      $99.4
3/31/93                                                                                                                     $104.8
4/30/93                                                                                                                      $97.6
5/28/93                                                                                                                     $105.6
6/30/93                                                                                                                     $104.9
7/30/93                                                                                                                      $96.4
8/31/93                                                                                                                      $99.3
9/30/93                                                                                                                     $105.3
10/29/93                                                                                                                    $107.1
11/30/93                                                                                                                    $106.5
12/31/93                                                                                                                    $105.8
1/31/94                                                                                                                     $111.6
2/28/94                                                                                                                     $112.5
3/31/94                                                                                                                     $107.3
4/29/94                                                                                                                     $107.2
5/31/94                                                                                                                     $112.1
6/30/94                                                                                                                     $105.0
7/29/94                                                                                                                     $105.4
8/31/94                                                                                                                     $116.5
9/30/94                                                                                                                     $116.9
10/31/94                                                                                                                    $129.0
11/30/94                                                                                                                    $127.1
12/30/94                                                                                                                    $128.5
1/31/95                                                                                                                     $125.5
2/28/95                                                                                                                     $135.3
3/31/95                                                                                                                     $144.7
4/28/95                                                                                                                     $151.9
5/31/95                                                                                                                     $154.3
6/30/95                                                                                                                     $171.5
7/31/95                                                                                                                     $181.8
8/31/95                                                                                                                     $181.5
9/29/95                                                                                                                     $187.3
10/31/95                                                                                                                    $196.8
11/30/95                                                                                                                    $198.3
12/29/95                                                                                                                    $195.7
1/31/96                                                                                                                     $193.7
2/29/96                                                                                                                     $205.8
3/29/96                                                                                                                     $204.9
4/30/96                                                                                                                     $228.8
5/31/96                                                                                                                     $236.4
6/28/96                                                                                                                     $227.8
7/31/96                                                                                                                     $204.0
8/30/96                                                                                                                     $209.4
9/30/96                                                                                                                     $232.3
10/31/96                                                                                                                    $228.2
11/29/96                                                                                                                    $244.6
12/31/96                                                                                                                    $241.5
1/31/97                                                                                                                     $263.5
2/28/97                                                                                                                     $242.1
3/31/97                                                                                                                     $224.2
4/30/97                                                                                                                     $253.5
5/30/97                                                                                                                     $281.3
6/30/97                                                                                                                     $287.5
7/31/97                                                                                                                     $317.4
8/29/97                                                                                                                     $308.9
9/30/97                                                                                                                     $314.4
10/31/97                                                                                                                    $307.9
11/28/97                                                                                                                    $315.7
12/31/97                                                                                                                    $296.7
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/92.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and HTG Corp., a corporation owned by Holcombe T. Green, Jr., former Chairman of the Board of the Company, each owned a half interest in an airplane, which they operated pursuant to a Co-Ownership Agreement dated as of July 15, 1993 (the "Co-Ownership Agreement") until May 19, 1997 when HTG Corp. purchased the Company's interest therein. Pursuant to the Co-Ownership Agreement, each party paid its own direct operating costs for use of the airplane and during 1997 each paid one-half of the cost of new equipment of approximately $40,000. For the period January 1, 1997 until May 19, 1997, fixed costs were allocated based on the percentage of actual use. Payments made by either party on behalf of the other party were reimbursed based upon the percentage of use. For such period, the percentages of use of HTG Corp. and the Company were deemed to have been 50% and 50%, respectively. Also for such period, total fixed and direct expenses of HTG Corp. and the Company were $194,534 and $251,599, respectively. Pursuant to the Co-Ownership Agreement, the Company caused HTG Corp. to purchase its interest in the airplane on May 19, 1997 for $3,004,000, representing the acquisition and readiness costs incurred by the Company.

    During 1997, McLaren HealthCare Corporation paid the Company $2,315,363 for information systems and services. Mr. Incarnati, a Director of the Company, is the President and Chief Executive Officer of McLaren HealthCare Corporation.

         APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION

    The Company's Certificate of Incorporation (the "Certificate") currently authorizes the issuance of 250,000,000 shares of Common Stock, par value $.05 per share. On February 10, 1998, the Board of Directors approved, subject to stockholder approval, an amendment to the Certificate increasing the number of authorized shares of Common Stock to 1,000,000,000 (the "Amendment"). A copy of the proposed Amendment as adopted by the Board of Directors appears as Appendix A to this Proxy Statement.

    The number of authorized shares of Common Stock was increased following stockholder approval at a meeting held May 14, 1996 from 60,000,000 to 250,000,000. Since that time, the Board of Directors has declared two two-for-one stock splits effected in the form of stock dividends and the Company has engaged in numerous stock-based acquisitions. Of the 250,000,000 shares of Common Stock currently authorized to be issued under the Certificate, as of December 31, 1997, 211,380,000 shares were outstanding, and 8,416,787 shares were reserved for stock based plans for a total outstanding and reserved of 219,796,787 shares.

    In order to have an adequate number of authorized shares to be able to consider future potential stock splits and the continued pursuit of stock-based acquisitions, the Board of Directors is seeking stockholder approval of the proposed Amendment. Except for the foregoing, the Company has no present plans or commitments with respect to the issuance of the proposed additional authorized shares of Common Stock. However, such shares can be issued by the Board of Directors from time to time without further stockholder action for proper corporate purposes, including stock dividends and acquisitions, and the Board believes it is in the best interest of the Company's stockholders to have such additional shares available if the need should arise. Holders of the Company's Common Stock have no preemptive rights.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed Amendment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
         APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

                         APPROVAL OF THE HBO & COMPANY
                   1998 EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

    The Board of Directors has adopted the HBO & Company 1998 Employee Discount Stock Purchase Plan (the "Stock Purchase Plan"), subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders. The Stock Purchase Plan replaces the HBO & Company 1983 Employee Discount Stock Purchase Plan.

    The Stock Purchase Plan is intended to encourage the employees of the Company and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company by purchasing shares of the Company's Common Stock. The Board believes that employee ownership of Common Stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees.

    The Stock Purchase Plan will be administered by a committee (the "Committee") designated by the Board. All questions of interpretation or application of the Stock Purchase Plan will be determined by the Committee, and its determinations will be final and binding upon all persons, unless otherwise determined by the Board.

    All employees of the Company or any subsidiary designated by the Board whose customary employment is 20 hours or more per week or at least five (5) months in any calendar year will be eligible to participate in the Stock Purchase Plan. However, no employee will be eligible to participate to the extent that, immediately after a right to purchase Common Stock is granted, such employee would own shares of Common Stock or the stock of a subsidiary possessing 5% or more of the total combined voting power or value of all classes of such stock. As of March 1, 1998, approximately 6,000 employees are eligible to participate in the Stock Purchase Plan.

    The Stock Purchase Plan will be implemented by a continuous series of offerings (each one a "Purchase Period") beginning on March 1st of each calendar year (the "Offering Date") and terminating on the last day of the following February (the "Termination Date"). Subject to obtaining stockholder approval, the first Purchase Period began on March 1, 1998 and will terminate on February 28, 1999.

    Each eligible employee may become a participant in the Stock Purchase Plan by making an election, prior to any Offering Date, in accordance with the procedures established by the Committee, authorizing specified regular payroll deductions over the next succeeding Purchase Period. Such deductions may not exceed 10% of a participant's compensation for any payroll period. Payroll deductions will be credited to an account (a "Cash Account") established for the participant by the Company.

    For each Purchase Period, each participant will have the right to purchase that number of shares of Common Stock determined by dividing (i) $25,000 by (ii) the fair market value (the closing price of the Common Stock on Nasdaq) of one share of Common Stock on the Offering Date for that Purchase Period. However, no right to purchase shares of Common Stock under the Stock Purchase Plan will be granted to an employee if such right, when combined with all other rights and options granted under all of the employee stock purchase plans of the Company and its subsidiaries, would permit the employee to purchase shares of Common Stock with a fair market value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year.

    The purchase price of each share of Common Stock will be the lesser of (i) 85% of the fair market value of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of the Common Stock on the Termination Date.

    As of each Termination Date, the Committee will purchase from the Company the number of whole and fractional shares of Common Stock that is the lesser of
(i) the maximum number of shares for which the participant has been granted a right to purchase for the Purchase Period, or (ii) the number of whole shares of Common Stock determined by dividing the amount in his Cash Account by the Purchase Price.

    If a participant terminates employment with the Company and its subsidiaries during a Purchase Period for any reason other than death, disability or retirement, the participant's participation in the Stock Purchase Plan will immediately terminate and the balance of the participant's Cash Account will be returned to the participant. If a participant terminates employment with the Company and its subsidiaries during a Purchase Period due to death, then, at the election of the participant's beneficiary, the balance of the participant's Cash Account will be (i) delivered to the beneficiary, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Common Stock. If a participant terminates employment with the Company and its subsidiaries due to retirement or disability no more than three (3) months before the Termination Date for a Purchase Period, then, at the participant's election, the balance of the participant's Cash Account will be (i) returned to the participant, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Common Stock. If a participant terminates employment due to retirement or disability more than three (3) months before the Termination Date for a Purchase Period, then the participant's participation in the Plan will immediately terminate and the balance of the participant's Cash Account will be returned to the participant.

    A participant may discontinue making payroll deductions at any time during a Purchase Period but may not otherwise increase or decrease the amount of payroll deductions elected for a Purchase Period. Upon such discontinuance, at the participant's election, the balance of the participant's Cash Account will be
(i) returned to the participant as soon as practicable, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Common Stock.

    The Board may amend the Stock Purchase Plan in any respect; provided, however, that any amendment increasing the number of shares of Common Stock reserved under the Stock Purchase Plan or changing the designated class of employees eligible to participate in the Stock Purchase Plan must be approved by the stockholders of the Company.

    The Company will reserve 1,500,000 shares of Common Stock for purchase by employees under the Stock Purchase Plan. In the event of a subdivision or consolidation of outstanding shares of Common Stock, or the payment of a stock dividend thereon, or certain corporate transactions, the number of shares reserved under the Stock Purchase Plan and the number and price of such shares subject to purchase pursuant to rights outstanding thereunder, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event.

    The Stock Purchase Plan and all rights of employees hereunder will terminate when the number of shares available for issuance under the Stock Purchase Plan is substantially exhausted or at any time upon action of the Board.

    Because levels of participation and the eventual purchase prices are not presently known, the future benefits to be received by any person is not determinable at this time.

    The foregoing is only a summary of the Stock Purchase Plan and is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached hereto as Appendix B.

    The following is a brief summary of certain of the federal income tax consequences of transactions under the Stock Purchase Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). If a participant does not sell or otherwise dispose of shares of Common Stock purchased under the Stock Purchase Plan until at least one year after the last day of the Purchase Period in which such shares were purchased, he will not realize taxable income upon the granting of the right to purchase shares or upon the actual purchase of the shares. Upon a disposition after this one-year period, or upon the participant's death at any time (even within the one-year period) while owning the shares, the gain or loss on the shares will be treated as capital gain or loss, provided that the participant will realize ordinary income equal to the lesser of (i) 15 percent of the fair market value of the shares on the first day of the Purchase Period in which the shares were purchased, or (ii) the excess of the fair market value of the shares at the time the shares were sold (or at the time of the participant's death) over the purchase price of the shares. The Company will not be entitled to a deduction for federal income tax purposes with respect to the purchase of the shares or the subsequent disposition of the shares.

    If a participant sells or otherwise disposes of shares prior to the expiration of the one-year period described above, the participant will realize ordinary income in the year of the sale in an amount equal to the excess of the fair market value at the time the shares were purchased over the purchase price. This amount generally will be deductible by the Company in the year in which the disposition occurs. The excess, if any, of the amount realized by the participant upon the sale of the shares over the fair market value of the shares on the date of purchase will be treated as a capital gain. If the amount realized is less than the fair market value of the shares on the date of purchase, the difference will be treated as a capital loss.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
           HBO & COMPANY 1998 EMPLOYEE DISCOUNT STOCK PURCHASE PLAN.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1998. The Board of Directors recommends that such appointment be ratified.

    Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
                                       OF
     ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be presented at the 1999 Annual Meeting must be forwarded in writing and received at the principal executive office of the Company no later than December 4, 1998, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders to be held in 1999. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                          Jay P. Gilbertson
                                          SECRETARY

April 3, 1998

                                   APPENDIX A

     PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION INCREASING THE
                  NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

    Set forth below is the text of the proposed amendment of the first paragraph of Article 4 of the Certificate of Incorporation:

    "4. The total number of shares of stock which the Company shall have authority to issue is one billion and one million (1,001,000,000), one billion (1,000,000,000) of which shall be common stock with a par value of five cent ($.05) per share, amounting in the aggregate to fifty million dollars ($50,000,000), and one million (1,000,000) of which shall be preferred stock without par value."

    Set forth below is the text of the existing paragraph of Article 4 of the Certificate of Incorporation, which would be stricken in its entirety and replaced by the proposed amendment set forth above:

    "4. The total number of shares of stock which the Company shall have authority to issue is two hundred fifty one million (251,000,000), two hundred fifty million (250,000,000) of which shall be common stock with a par value of five cents ($.05) per share, amounting in the aggregate to twelve million five hundred thousand dollars ($12,500,000), and one million (1,000,000) of which shall be preferred stock without par value."

                                   APPENDIX B

                                 HBO & COMPANY
                   1998 EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

1. PURPOSE

    The HBO & Company 1998 Employee Discount Stock Purchase Plan (the "Plan") is intended to encourage the employees of HBO & Company (the "Company") and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the "Board") believes that employee ownership of the Company's stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. STOCK RESERVED FOR THE PLAN

    The Company will reserve 1,500,000 shares of the Company's common stock, $.05 par value per share ("Stock"), for purchase by employees under the Plan. The number of shares of Stock reserved for the Plan may be adjusted as provided in Section 16. The shares of Stock reserved for the Plan may be shares now or hereafter authorized but unissued, shares that have been reacquired by the Company, or shares of treasury stock.

3. ADMINISTRATION

    The Plan will be administered by a committee (the "Committee") that will consist of those persons designated by the Board. The members of the Committee may, but need not, be members of the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board. Subject to the express provisions of the Plan, the Committee will have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan. The determinations of the Committee will be final and binding upon all persons, unless otherwise determined by the Board. A majority of the members of the Committee will constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent signed by all members of the Committee.

4. ELIGIBILITY

    (a) ELIGIBLE EMPLOYEES. Except for those persons specifically excluded under subsection (b) hereof, (i) all employees of the Company, and (ii) all employees of any subsidiary corporations of the Company (as defined in Code Section 424(f) and referred to herein as "Subsidiaries") that are designated by the Board as participating Subsidiaries, will be eligible to participate in the Plan. Such employees are referred to herein as "Employees."

    (b) EXCLUDED EMPLOYEES. The following Employees will not be eligible to participate in the Plan:

        (i) any Employee whose customary employment is 20 hours or less per week or for not more than 5 months in any calendar year; and

        (ii) any Employee who, immediately after a right to purchase Stock is granted hereunder, would own shares of Stock, or of the stock of a Subsidiary, possessing 5 percent or more of the total combined voting power or value of all classes of such stock. In determining whether an Employee owns 5 percent of such shares, (A) the attribution of ownership rules of Code Section 424(d) will apply, and (B) an Employee will be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement).

5. OFFERING DATES

    The Plan will be implemented by a continuous series of offerings beginning on March 1st of each calendar year (the "Offering Date") and terminating on the last day of the following February (the "Termination Date"). The period for which each such offering is effective is referred to herein as a "Purchase Period." The first Purchase Period will commence on March 1, 1998 and will terminate on February 28, 1999.

6. ELECTION TO PARTICIPATE

    (a) INITIAL ELECTION. Each Employee who is eligible to participate in the Plan may become a participant (a "Participant") by making an election, prior to any Offering Date and in the accordance with procedures established by the Committee, authorizing specified regular payroll deductions over the next succeeding Purchase Period (an "Election Form"). Each election will be expressed as a percentage of the Employee's Compensation (as defined below), which may not exceed 10 percent of the Employee's Compensation for any payroll period or be less than 1 percent of the Employee's Compensation for any payroll period (or such other maximum and minimum percentages as the Committee may determine). A Participant's "Compensation" is his total cash compensation from the Company and its affiliates. Payroll deductions for a Participant will be made regularly and in equal amounts during the Purchase Period by the Company, and will be credited to a bookkeeping account established by the Company in the name of the Participant (the "Cash Account"). No interest will be paid on or credited to Cash Accounts.

    (b) CHANGES IN RATE OF PAYROLL DEDUCTION. A participant may discontinue making payroll deductions in accordance with Section 6(c), but may not otherwise increase or decrease the amount of payroll deductions elected for a Purchase Period.

    (c) DISCONTINUANCE OF CONTRIBUTIONS. At any time during a Purchase Period, a Participant may discontinue participation in the Plan for the current Purchase Period by providing notice in accordance with procedures established by the Committee. Upon such discontinuance, at the Participant's election, the balance of his Cash Account will be (i) returned to the Participant as soon as practicable, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. A Participant who discontinues payroll deductions may recommence his participation in the Plan as of the Offering Date for any other succeeding Purchase Period, provided he otherwise is eligible to participate and timely files a new Election Form with the Committee.

7. RIGHTS TO PURCHASE STOCK

    For each Purchase Period, each Participant will have the right to purchase that number of shares of Stock determined by dividing (i) $25,000 by (ii) the Fair Market Value of one share of Stock (as defined in Section 9(b)) on the Offering Date for the Purchase Period; provided, however, that no Participant will have the right to purchase Stock in excess of the annual limit in Section
8. If the number of shares of the Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Stock that is equal to the total number of available shares of Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Cash Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Cash Accounts of all Participants for the Purchase Period.

8. ANNUAL LIMIT

    No right to purchase shares of Stock under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase shares of Stock with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

9. PURCHASE PRICE

    (a) PRICE. The purchase price of each share of Stock will be the lesser of
(i) 85 percent of the Fair Market Value of the Stock on the Offering Date, or
(ii) 85 percent of the Fair Market Value of the Stock on the Termination Date.

    (b) FAIR MARKET VALUE. The Fair Market Value of the Stock, as of any date, will be equal to the closing price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for such date as reported in THE WALL STREET JOURNAL. If no transaction is reported for a particular date, Fair Market Value will be the closing price on the closest preceding date for which any transaction is reported. If the Stock is not traded on NASDAQ, Fair Market Value will be determined using the method established by the Committee.

10. PURCHASE OF STOCK

    As of each Termination Date, the Committee will purchase from the Company, for each Participant having funds in his Cash Account, the number of whole and fractional shares of Stock that is the lesser of (i) the maximum number of shares for which the Participant has been granted a right to purchase for the Purchase Period; or (ii) the number of whole shares of Stock determined by dividing the amount in his Cash Account by the purchase price determined under
Section 9(a).

11. STOCK ACCOUNTS

    (a) ESTABLISHMENT OF ACCOUNTS. As soon as practicable after each Termination Date, the Company will deliver to a custodian selected by the Committee (the "Custodian") a certificate or certificates representing the total number of shares purchased by all Participants in the Purchase Period. The Custodian will maintain a separate "Stock Account" for each Participant, which will be credited with the number of shares of Stock purchased by the Participant under the Plan.

    (b) WITHDRAWALS FROM STOCK ACCOUNTS. A Participant may at any time withdraw any shares of Stock credited to his Stock Account. As soon as practicable after such request by a Participant, the Committee shall cause a certificate representing such Shares to be delivered to the Participant.

    (c) RIGHTS AS SHAREHOLDERS. A Participant will have all of the rights of a shareholder of the Company with respect to all of the shares of Stock credited to his Stock Account, including the right to vote and receive dividends on such Shares.

12. TERMINATION OF EMPLOYMENT

    (a) TERMINATION OTHER THAN DUE TO DEATH, DISABILITY, OR RETIREMENT. If a Participant terminates employment with the Company and its Subsidiaries during a Purchase Period for any reason other than death, disability, or retirement, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant. For purposes of the Plan, a Participant who is on an approved leave of absence shall not be considered to have terminated employment until the 91st day of such leave of absence or such longer period as the Participant's right to re-employment is guaranteed by law or contract.

    (b) TERMINATION DUE TO DEATH. If a Participant terminates employment with the Company and its Subsidiaries during a Purchase Period due to death, then, at the election of the Participant's beneficiary, the balance of the Participant's Cash Account shall be (i) delivered to the beneficiary or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10.

    (c) TERMINATION DUE TO DISABILITY OR RETIREMENT. If a Participant terminates employment with the Company and its Subsidiaries due to retirement or disability no more than 3 months before the Termination Date for a Purchase Period, then, at the Participant's election, the balance of the Participant's Cash Account shall be (i) returned to the Participant, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with
Section 10. If a Participant terminates employment more than 3 months before the Termination Date for a Purchase Period, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant.

13. DESIGNATION OF BENEFICIARY

    In accordance with procedures established by the Committee, a Participant may designate one or more beneficiaries to receive benefits in the event of the Participant's death. If a Participant fails to properly designate a beneficiary, the Participant's estate will be considered the Participant's beneficiary for purposes of the Plan.

14. COMPLIANCE WITH SECURITIES LAWS

    All shares of Stock issued under the Plan will be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities laws, and the Committee may cause a legend or legends making reference to such restrictions to be placed on the certificates representing such shares.

15. RIGHTS NOT TRANSFERABLE

    Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during his lifetime only by him.

16. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK

    In the event of a subdivision or consolidation of outstanding shares of Stock, or the payment of a stock dividend thereon, or in the event of any "corporate transaction" as defined in Treasury Regulations Section 1.425-1(a)(1)(ii)(now relating to Code Section 424), the number of shares reserved or authorized to be reserved under the Plan and the number and price of such shares subject to purchase pursuant to rights outstanding hereunder, and the number of shares credited to Participants' Stock Accounts, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event, subject to the limitations of Code Section 424.

17. FOREIGN EMPLOYEES

    The Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or a Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

18. AMENDMENT OF THE PLAN

    The Board may amend the Plan in any respect; provided, however, that, any amendment (i) increasing the number of shares of Stock reserved under the Plan (other than as provided in Section 15), or (ii) changing the designated class of employees eligible to participate in the Plan as provided in Section 4, must be approved, within 12 months of the adoption of such an amendment, by the stockholders of the Company.

19. TERMINATION OF THE PLAN

    The Plan and all rights of Employees hereunder will terminate:

    (i) as of the Termination Date on which Participants purchase a number of shares of Stock that substantially exhausts the number of shares available for issuance under the Plan, to such an extent that the Committee determines that no subsequent offerings are practicable; or

    (ii) at any time upon action of the Board; provided, however, that if the Plan is terminated during any Purchase Period, any amounts in a Participant's Cash Account will be returned to the Participant.

20. EFFECTIVE DATE OF PLAN

    The Plan will become effective as of the date the Plan is adopted by the Board; provided, however, that if the Plan is not approved by the holders of a majority of the voting power of the outstanding shares of Stock within 12 months from the date the Plan is adopted by the Board, the Plan will be terminated and all amounts in Participants' Cash Accounts returned to them.

21. GOVERNMENT AND OTHER REGULATIONS

    The Plan, and the grant and exercise of the rights to purchase shares of the Stock hereunder, and the Company's obligation to sell and deliver shares of Stock, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

22. INDEMNIFICATION OF COMMITTEE

    In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    OF HBO & COMPANY FOR THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 12, 1998

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1.  To elect seven Directors.
    FOR all nominees listed below (except  WITHHOLD AUTHORITY to vote for all
    as instructed                          nominees listed below  / /
    below)  / /

Alfred C. Eckert III, Philip A. Incarnati, Alton F. Irby III, Gerald E. Mayo, Charles W. McCall, James V. Napier,
Donald C. Wegmiller.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:

--------------------------------------------------------------------------------

2. To approve the Amendment of the Certificate of Incorporation to increase the number of common shares to 1,000,000,000.

                    FOR  / /              AGAINST  / /              ABSTAIN  / /

3.  To approve the HBO & Company Employee Discount Stock Purchase Plan.
                    FOR  / /              AGAINST  / /              ABSTAIN  / /

4.  To ratify appointment of Arthur Andersen LLP as independent public accountants.
                    FOR  / /              AGAINST  / /              ABSTAIN  / /

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby appoints Charles W. McCall and Jay P. Gilberston, or either one of them, with full power of substitution as proxy holders to represent and to vote as designated hereon, the Common Stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 12, 1998, or any postponement or adjournment thereof.
                                              __________________________________

                                                   Signature of Stockholder
                                              __________________________________

                                                   Signature of Stockholder
                                              Dated ______________________, 1998

                                              IMPORTANT: Sign exactly as your
                                              name appears at left. Give full
                                              title of executor, administrator,
                                              trustee, guardian, etc. Joint
                                              owners should each sign
                                              personally.